SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2007 (October 30, 2007)

CAPITAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

0-9380	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914

(Address of principal executive offices)

(401) 435-7171

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 5.02. APPOINTMENT OF PRINCIPAL OFFICER

On October 30, 2007, Capital Properties, Inc. (the “Registrant”) appointed Robert H. Eder, 74, the current Chairman and Chief Executive Officer of the Registrant, as President of the Registrant, succeeding Ronald P. Chrzanowski in connection with Mr. Chrzanowski’s retirement. In addition, Todd Turcotte, 35, was appointed Vice President of the Registrant and President of Capital Terminal Company, a wholly-owned subsidiary of the Registrant, succeeding Avery L. Noe in connection with Mr. Noe’s retirement. The appointments of Mr. Eder and Mr. Turcotte will be effective on January 1, 2008.

Mr. Eder has served as Chairman of the Registrant since 1995 and is also Chairman of the Board of Directors of Providence and Worcester Railroad Company. In addition to Mr. Eder’s appointment as President of the Registrant he will continue to serve as Chairman of the Registrant’s Board of Directors and CEO.

Mr. Turcotte is a licensed professional engineer and is currently employed as terminal manager of Capital Terminal Company. Prior to this, Mr. Turcotte was part owner of RT Group, Inc., a professional engineering consulting firm located in Rhode Island.

ITEM 9.01. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

99.1 None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2007	CAPITAL PROPERTIES, INC.

By:	/s/ Barbara J. Dreyer
__________________________
Barbara J. Dreyer, Treasurer